EXHIBIT 3.1

BYLAWS
OF
CRYOLIFE, INC.

ARTICLE I

Offices

Section 1.  Principal and Business Offices.  The corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may from time to time determine or the business of the corporation may require.  The corporation’s principal office is the office where the corporation’s principal executive offices are located.

Section 2. Registered Office.  The registered office of the corporation, for so long as required by applicable law, shall be maintained in the State of Florida.  The address of the registered office may be changed from time to time by the Board of Directors or the registered agent.  The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE II

Shareholders

Section 1. Annual Meeting.  The annual meeting of the shareholders shall be held within the seven (7) month period beginning with the first day of the last month of the fiscal year of the corporation for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting, the actual day thereof to be set forth in the Notice of Meeting or in the Waiver of Call and Notice of Meeting.  If the election of Directors shall not be held at any such annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2. Special Meetings.  Special meetings of the shareholders for any purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the President or Secretary at the request in writing of the majority of the Board of Directors then in office.  Special meetings of the shareholders may also be called by shareholders in the manner provided in the Company’s Articles of Incorporation.  Business transacted at a special meeting of the shareholders shall be limited to the purposes stated in the notice thereof.

Section 3. Place of Meeting.  The Board of Directors may designate any place, whether within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place of meeting for any annual meeting or for any special meeting of the shareholders.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place for the holding of such meeting.  If no designation is made, the place of meeting shall be the principal office of the corporation.

Section 4. Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President or the Secretary, or the officer or persons that called the meeting, to each shareholder of record entitled to vote at such meeting, except that no notice of a meeting need be given to any shareholder if such notice is not required to be given under applicable law.  Notices shall be delivered in the manner provided under applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.  If the notice is mailed less than 30 days before the date of the meeting, delivery must be by first class mail.

Section 5.  Waiver of Call and Notice of Meeting.  Call and notice of any shareholders’ meeting may be waived by any shareholder before or after the date and time set for the meeting. Such waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any special or annual meeting need be specified in such waiver. A shareholder’s attendance at a meeting (a) waives such shareholder’s ability to object to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives such shareholder’s ability to object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number and class and series of shares held by, each.  The list must be made available for inspection by any shareholder for a period of ten (10) days prior to such meeting (or for such shorter time as exists between the record date and the meeting) at any one of the following locations:  (a) the principal office of the corporation; (b) at a place identified in the meeting notice in the city where the meeting will be held; or (c) at the office of the corporation’s transfer agent or registrar. The list shall be subject to inspection by any shareholder or his agent or attorney during the whole time of the meeting or any adjournment.  The list shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or to vote at any meeting of the shareholders.

Section 7. Quorum and Adjournment.

(a)   Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or applicable law provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(b) If a quorum is not present at a meeting, a majority of the shares represented at the meeting, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting from time to time. No new notice need be distributed to shareholders so long as the new date, time and place for the meeting are announced at the meeting before the adjournment is taken, and the date of the adjourned meeting is no more than 120 days following the date fixed for the original meeting; otherwise, a new record date must be fixed and notice distributed in accordance with Section 4 above, except to the extent otherwise provided by court order mandating adjournment to a date more than 120 days after the date fixed for the original meeting.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified or, in the case of a special meeting for which a new notice was distributed, which is described in the notice.

Section 8. Voting of Shares.  Except as provided in the Articles of Incorporation or applicable law, and subject to the provisions of Article VIII of these Bylaws regarding the fixing of a record date, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

Section 9. Proxies. A shareholder, other person entitled to vote on behalf of a shareholder under applicable law, or attorney in fact for a shareholder may vote the shareholder’s shares in person or by proxy.  A proxy may be appointed to vote or otherwise act for the shareholder by any method authorized by applicable law.  Appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless the appointment expressly provides for a longer period.

Section 10.  Conduct of Meeting. The Chairman of the Board of Directors, and in his or her absence, the Presiding Director (if any), and in his or her absence, the President, and in his or her absence, any director chosen by the directors present shall call a shareholders’ meeting to order and shall act as presiding officer of the meeting.  The Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in conducting the meeting and determining the order of business at a shareholders’ meeting. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings.

Section 11. Conduct of Meetings by Remote Communication. The Board of Directors may adopt guidelines and procedures for shareholders and proxy holders not physically present at an annual or special meeting of shareholders to participate in the meeting, be deemed present in person, vote, communicate and read or hear the proceedings of the meeting substantially concurrently with such proceedings, all by means of remote communication. The Board of Directors may adopt procedures and guidelines for the conduct of an annual or special meeting solely by means of remote communication rather than holding the meeting at a designated place.

ARTICLE III

Board of Directors

Section 1. General Powers.  The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications.  The number of Directors of the corporation shall be not less than one (1) nor more the fifteen (15), the number of the same shall be fixed by the Board of Directors at any regular or special meeting.  Each Director shall hold office until the next annual meeting of shareholders and until his successor has been qualified, unless sooner removed by the shareholders at any general or special meeting.  None of the Directors need be residents of the State of Florida.

Section 3. Annual Meeting.  After each annual meeting of shareholders, the Board of Directors shall hold its annual meeting immediately following such annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting.  The place of such annual meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders, and may be held remotely as provided in Section 8 below.  The place and time of such meeting may also be fixed by written consent of the Directors.

Section 4. Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

Section 5. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or the President or any two (2) Directors.  The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by them.

Section 6. Notice.  Notice of the date, time and place of any special meeting shall be given at least two (2) days prior thereto.  Notice may be communicated by any means permissible under applicable law.  Any Director may waive notice of such meeting, either before, at or after such meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum and Adjournment.  A majority of the Directors shall constitute a quorum, but a smaller number may adjourn, as specified in Section 8(c) below.

Section 8.  Conduct of Meetings.

(a) Presiding Officer. The Chairman of the Board shall preside at meetings of the Board of Directors. If the Chairman is an employee of the corporation, the Board of Directors shall elect from among its members a Presiding Director, who shall preside at executive sessions of the Board at which employees of the corporation or any of its subsidiaries shall not be present. The Chairman, and in his or her absence, the Presiding Director, and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b) Minutes. The presiding officer shall appoint a person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(c) Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d) Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 9. Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, except as otherwise provided by applicable law.

Section 10. Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office or, where a vacancy has been created by an increase in the number of directors, until the next election of directors by the shareholders.  A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date, or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 11. Compensation.  The compensation of non-employee Directors for their services as a Director may be fixed by resolution of the Board of Directors, or by a duly authorized committee of the Board of Directors.  Unless otherwise determined by the Board of Directors or such committee, Directors shall be paid their expenses of attendance at each meeting of the Board of Directors or committee thereof.  No payment received by a Director for services as a Director shall preclude a Director from serving the corporation in any other capacity.

Section 12. Presumption of Assent.  A director of the corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken is deemed to have assented to the action taken, unless the director: (a) objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) votes against or abstains from the action taken.

Section 13. Informal Action by Board.  Any action required or permitted to be taken by any provisions of law, of the Articles of Incorporation or of these Bylaws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, setting forth the actions of the Board or of the committee.

Section 14. Removal.  Any director may be removed, with or without cause, by the shareholders at any general or special meeting of the shareholders whenever, in the judgment of the shareholders, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed.  This Bylaw shall not be subject to change by the Board of Directors.

ARTICLE IV

Officers

Section 1. Number and Qualification.  The officers of the corporation shall include  a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary, each of whom shall be elected by the Board of Directors.  The Board of Directors may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate.  The Board of Directors shall designate from among the officers it elects those who shall be the executive officers of the corporation responsible for all policy making functions, under the direction of the Board of Directors.  Two (2) or more offices may be held by the same person.

Section 2. Election and Term of Office.  The officers of the corporation shall be elected annually by the Board of Directors at its first meeting after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal.  Any officer may be removed at any time, with or without cause, by the Board of Directors.  An officer's removal does not affect the officer's contract rights, if any, with the corporation.

Section 4. Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Duties of Officers.  The Chairman of the Board of the corporation shall preside at all meetings of the Board of Directors and of the shareholders which he shall attend, as provided in Articles II and III above.  The Chairman or the President shall be the chief executive officer of the corporation, as specified by the Board of Directors.  The Secretary, or such other officer as the Board may from time to time designate, shall be responsible for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these Bylaws, or as may be assigned to them from time to time by the Board of Directors or by any officer authorized by the board of directors to prescribe the duties of other officers.

Section 6. Executive Compensation.  The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or compensation by reason of the fact that he is also a Director of the corporation.

Section 7. Delegation of Duties.  In the absence of or disability of any officer of the corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate his powers or duties to any other officer or to any other Director for the time being.

Section 8. Limitation on Executive Compensation.  The corporation shall not award bonuses to officers, directors and/or other employees to avoid or satisfy margin calls.

ARTICLE V

Executive and Other Committees

Section 1. Creation of Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each to consist of one (1) or more of the Directors of the corporation.

Section 2. Executive Committees.  The Executive committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business and shall have and may exercise, to the extent provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

Section 3. Other Committees.  Such other committees shall have such functions and may exercise the powers of the Board of Directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

Section 4. Meetings of Committees.  Regular meetings of the Executive Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees.  Special meetings of the Executive Committee or such other committees may be called by any member thereof upon two (2) days’ notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee.  Notice may be communicated by any means permissible under applicable law, including oral notice where reasonable under the circumstances.  Notice may be waived as provided in Section 6 of Article III of these Bylaws (pertaining to notice for Directors' meetings).  Attendance at a meeting will constitute waiver of notice and of the right to any objections to the extent provided in Section 6 of Article III.  In all other respects, committee meetings shall be conducted in the same manner and in accordance with the same procedural rules applicable to the Board of Directors; provided that, the Board of Directors may adopt a charter for any committee specifying rules for the conduct of meetings and business of the committee and such other matters as the Board may designate, in which case the provisions of such charter shall supersede the provisions of this Section 4.

Section 5. Vacancies on Committees.  Vacancies on the Executive Committee or on such other committees may be filled by the Board of Directors then in office at any regular or special meeting.

Section 6. Quorum of Committees.  At all meetings of the Executive Committee or such other committees, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

Section 7. Manner of Acting of Committee.  The acts of a majority of the members of the Executive Committee, or such other committees, present at any meeting at which there is a quorum, shall be the act of such committee.

Section 8. Minutes of Committees.  The Executive Committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 9. Compensation.  Members of the Executive Committee and such other committees may be paid compensation in accordance with the provisions of Section 11 of Article III (pertaining to compensation of Directors).

ARTICLE VI

Indemnification of Director and Officers

Section 1. General.

(a) Subject to the principles set forth in Section 1(b) below, the corporation shall be obligated to indemnify any director or officer of the corporation who is or was a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided that in no event shall the corporation be obligated to indemnify any director or officer for any liability resulting from, or advance expenses in connection with, any Proceeding involving liability under Section 16(b) of the Securities Exchange Act of 1934.  A “Proceeding” includes any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal.

 (b) Any person for whom indemnification is mandated under Section 1(a) above shall be indemnified against all liabilities, including obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred in connection with any such Proceeding, including any appeal thereof; provided that, except as provided in Section 8 below with respect to proceedings to enforce rights to indemnification or advancement of expenses, the corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation, except that no such authorization shall be required in the case of counterclaims which constitute claims of the indemnitee that would be forfeited unless asserted in the Proceeding. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Actions By Or In The Right Of The Corporation.

 (a) Subject to the principles set forth in paragraphs (b) and (c) of Section 2 below, the corporation shall be obligated to indemnify any director or officer of the corporation who is or was a party, or is threatened to be made a party, to any Proceeding brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided that in no event shall the corporation be obligated to indemnify any director or officer for any liability resulting from, or advance expenses in connection with, any Proceeding involving liability under Section 16(b) of the Securities Exchange Act of 1934.

          (b) Any person for whom indemnification is mandated under Section 2(a) above shall be indemnified against expenses (including attorneys’ fees, paralegals’ fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the Proceeding to conclusion, that are actually and reasonably incurred in connection with the defense or settlement of such Proceeding, including any appeal thereof; provided that, except as provided in Section 8 below with respect to proceedings to enforce rights to indemnification or advancement of expenses, the corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation, except that no such authorization shall be required in the case of counterclaims which constitute claims of the indemnitee that would be forfeited unless asserted in the Proceeding.  Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation.

(c) Notwithstanding the foregoing, no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such Proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper.

Section 3. Advancement Of Expenses. Expenses (including reasonable attorneys’ fees, paralegals’ fees and court costs) incurred by a director or officer in defending a Proceeding referred to in Section 1 or Section 2 of this Article VI shall be paid by the corporation in advance of the final disposition thereof upon receipt by the corporation of:

(a)
a representation by or on behalf of such director or officer that all actions taken by him or her which form the basis of the Proceeding met the applicable standard of conduct set forth in Section 1 or 2 above, as applicable; and

(b)	an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this Article VI.

Section 4. Authorization And Procedural Matters.

(a) Indemnification pursuant to this Article VI shall be deemed “authorized” for purposes of Section 607.0850(8), Florida Statutes, and any successor thereto, upon adoption of this Bylaw, subject to a determination that indemnification is proper as provided in Section 4(b).

(b) Except as otherwise provided by order of a court of competent jurisdiction, the corporation shall not be obligated to indemnify any officer or director under Section 1 or 2 of this Article VI until a determination has been made that: (a) indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI; and (b) indemnification is not prohibited by applicable law.

(c)  The Board of Directors may establish reasonable procedures for the submission of claims for indemnification and advancement of expenses pursuant to this Article VI, determination of the entitlement of any person thereto, and review of any such determination.  This Article VI is adopted pursuant to the authority granted by Section 607.0850(7), Florida Statutes, and accordingly, it is intended that the authorization and determination procedures set forth in Section 607.0850(4) and (5) shall not be mandatory to the Board.

Section 5. Nonexclusivity And Limitations. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, the corporation’s Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding office with the corporation. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that the corporation has the power by law to indemnify, including, without limitation, employees and agents of the corporation.

Section 6. Continuation Of Indemnification Right.

(a) Indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

(b) For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to, or be obligated to, indemnify such person against the liability under Section 1 or Section 2 of this Article VI or under applicable law.

Section 8.  Right Of Indemnitee To Bring Suit.  If a claim under this Article VI is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by the indemnitee to enforce a right to indemnification  or advancement of expenses hereunder it shall be a defense that the indemnitee has not met any applicable standard set forth in this Article VI or that indemnification or advancement of expenses is impermissible under applicable law.  In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in this Article VI or that indemnification is impermissible under applicable law.  Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in this Article VI, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.

Section 9.  Nature Of Rights.  The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VI (i) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VI were set forth in a separate written contract between the indemnitee and the corporation, (ii) are intended to be retroactive with respect to indemnitees who are currently serving as officers and directors on the date this Bylaw is first adopted, and with respect to such persons, these rights shall be available with respect to events occurring prior to the adoption of this Article VI, (iii) shall continue as to an indemnitee who has ceased to be a director or officer of the corporation, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (iv) shall be deemed to have fully vested at the time the indemnitee first assumed his or her office with the corporation.  No amendment, alteration or repeal of this Article VI shall adversely affect any right of an indemnitee or his or her successors, nor shall any such amendment limit or eliminate any such right with respect to any Proceeding involving an occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal, regardless of whether such Proceeding is brought before or after the indemnitee has ceased to be a director or officer of the corporation.

Section 10.  Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI shall not in any way be affected or impaired thereby; and (ii) to the fullest extent permitted by law, the provisions of this Article VI (including, without limitation, each such portion of this Article VI containing any such provisions held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 11. Settlement Of Claims.  The corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding (or part thereof) effected without the corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

Section 12. Subrogation.  In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including without limitation the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 13. Secondary Obligation.  The corporation’s indemnification of any person who was or is serving at its request with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan), shall be reduced by any amounts such person may collect as indemnification from such other party.

Section 14. No Duplication Of Payments.  The corporation shall not be liable under this Bylaw to make any payment with respect to the liability of a person to the extent such person has otherwise actually received payment.

ARTICLE VII

Stock

Section 1. Certificates for Shares; Uncertificated Shares.

(a) Shares may but need not be represented by certificates.  The Board of Directors may authorize the creation of uncertificated shares either by original issue or in substitution for shares previously represented by certificates, and a particular class and series of shares may be entirely represented by certificates, entirely uncertificated, or represented partly by each. The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates.  No shares for which a certificate is outstanding shall be treated as uncertificated, and until such certificate is surrendered, such shares shall not be transferable on the books of the corporation without due presentation of the certificate.

(b) If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe, signed (either manually or in facsimile) by the President or a Vice President.  Such certificates may also be signed (either manually or in facsimile) by the Secretary or an Assistant Secretary and sealed with the seal of the corporation or its facsimile.  Any certificate must exhibit the holder’s name, certify the number of shares owned and state such other matters as may be required by law. The certificates shall be numbered and entered on the books of the corporation as they are issued.  Authorization by the Board of the issuance of uncertificated shares will not affect shares already represented by a certificate until the certificate is surrendered to the corporation.

(c) If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement in such form as the Board of Directors may from time to time prescribe, certifying as to the number of shares owned by the stockholder and as to such other information as would have been required by applicable law to be on certificates for such shares.

(d) If any person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

Section 2. Transfer of Shares.  Transfers of shares of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate, or by delivery to the corporation of such evidence of transfer as may be required by the corporation if such shares are not represented by certificates.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

Section 3. Lost Certificate.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming their certificate of stock to be lost or destroyed.  When authorizing such issue of new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.  However, in its sole discretion, the Board of Directors may choose not to direct the creation of a new certificate, but instead direct that upon receipt of such affidavit, bond and other acts as it may require as set forth above, the shares represented by the lost or destroyed certificate shall thenceforth be deemed uncertificated shares.  Within a reasonable time thereafter, the corporation will send the shareholder a written statement as required by applicable law and described in Section 1(c) above.

ARTICLE VIII

Record Date

Section 1. In General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy (70) days before the date of meeting or action requiring a determination of shareholders.

Section 2.  Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the corporation.

Section 3.  Absence of Board Determination for Shareholders’ Meeting. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders in accordance with Section 4 of Article II.

Section 4.  Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE IX

Dividends

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law.  Dividends may be paid in cash or property, including shares of stock or other securities of the corporation, subject to the provisions of the Articles of Incorporation and  applicable law.

ARTICLE X

Fiscal Year

The fiscal year of the corporation shall be the twelve (12) month period selected by the Board of Directors as the taxable year of the corporation for federal income tax purposes, unless the Board of Directors establishes a different fiscal year.

ARTICLE XI

Seal

The corporate seal shall bear the name of the corporation, which shall be between two concentric circles, and in the inside of the inner circle shall be the calendar year of incorporation.

ARTICLE XII

Stock in Other Corporations

Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of, or with respect to any action of shareholders of, any other corporation in which this corporation may hold securities and to otherwise exercise any and all rights and powers that the corporation may possess by reason of its ownership of securities in other corporations.

ARTICLE XIII

Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders, provided that the Board of Directors may not amend or repeal any Bylaw or  Bylaws if: (a) the Articles of Incorporation or applicable law reserves the power to amend the Bylaws generally or the particular Bylaw or Bylaws in question exclusively to the shareholders; (b) the shareholders, in taking action with respect to the Bylaws generally or a particular Bylaw provision, provide expressly that the board of Directors may not amend or repeal the Bylaws or that Bylaw provision; or  (c) the Bylaw or Bylaws in question have been altered, amended or adopted by a vote of the shareholders, until a period of two (2) years shall have expired since such vote of the shareholders.  Any Bylaw or amendment to a Bylaw adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote thereon, or a new Bylaw in lieu thereof may be adopted by the shareholders.

ARTICLE XIV

Advance Notice of Shareholder Nominations and Proposals

Section 1. Shareholder Proposals Relating to Nominations for and Election of Directors.  Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors.  Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders, (a) pursuant to the Corporation’s notice with respect to such meeting by or at the direction of the Board of Directors, or (b) by any shareholder of record of the Corporation who (1) was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, (2) is entitled to vote at the meeting and (3) has complied with the notice procedures set forth in this Section.

For nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of the foregoing paragraph, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) if the shareholder, or any Shareholder Associated Person, as that term is defined in this Article, on whose behalf any such nomination is made, has provided the Corporation with a Director Solicitation Notice, as that term is defined in this paragraph, such shareholder or any such Shareholder Associated Person must have (i) delivered a proxy statement and form of proxy to holders of a least the percentage of the Corporation’s voting shares sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and (ii) included in the materials accompanying such notice to the Corporation, the Director Solicitation Notice and any proxy statement and form of proxy utilized or to be utilized by such person, and (3) if no Director Solicitation Notice relating thereto has been timely provided pursuant to this Section, the shareholder or any such Shareholder Associated Person proposing such nomination must not have solicited, and must represent that he, she or it will not solicit, a number of proxies sufficient to have required the delivery of such a Director Solicitation Notice under this Article.  To be timely, a shareholder’s notice and the required accompanying materials shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary (the “ Anniversary ”) of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the Anniversary, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th  day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  Such shareholder’s notice shall set forth, (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “ Exchange Act”), and shall contain such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, (b) as to the shareholder giving the notice and any Shareholder Associated Person, if any, on whose behalf the nomination is made, (i) the name and address of such shareholder, and of any such Shareholder Associated Person, as they appear on the Corporation’s books, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder and any such Shareholder Associated Person, (iii) any option, warrant, convertible security, stock appreciation right, derivative positions, hedging positions, transaction or series of transactions, or similar right with an exercise or conversion privilege, or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument, position or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) held or beneficially held by such shareholder and any such Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (along with a description of all such items described in this subsection (iii) in sufficient detail to explain such items), (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such Shareholder Associated Person has a right to vote any shares of any security of the Corporation (along with a description of such proxy, contract, arrangement, understanding or relationship in sufficient detail to explain such voting rights of such securities and the number of securities represented by such proxy, contract, arrangement, understanding or relationship), (v) any short interest in any security of the Corporation by such shareholder or any such Shareholder Associated Person (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security including through borrowing or lending of shares), (vi) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any such Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vii) any performance-related fees (other than an asset based fee) that such shareholder or Shareholder Associated person is entitled to based on any increase or decrease in the value of shares of the Corporation, or Derivative Instruments, if any, as of the date of such notice (along with a description thereto of all such items described in this subsection (vii) in sufficient detail to explain such items), (viii) a description of any arrangement or understanding between each person so proposed for nomination and such shareholder or any such Shareholder Associated Person with respect to actions to be proposed or taken by such person if elected director, (ix) a description of all direct and indirect compensation and other mutual monetary contracts, agreements, arrangements and understandings during the past three years, any other mutual relationships between or among such shareholder or any such Shareholder Associated Person, if any, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder or such Shareholder Associated Person on whose behalf the nomination is made, if any, was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant, (x) whether such shareholder or any such Shareholder Associated Person has delivered or intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (the notice described in this sentence, a “Director Solicitation Notice”), and (xi) with respect to each nominee for election or reelection to the Board of Directors include a completed and signed questionnaire, representation and agreement required by Section 6 of this Article XIV.

No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this section or in Section 2.

Section 2. Special Meetings.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board or (b) by any shareholder of record of the Corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph. Nominations by shareholders of persons for election to the Board may be made at such a special meeting of shareholders only if the shareholder’s notice required in Section 1 (along with all information required in Section 1 to be delivered with such notice) shall be delivered to the Secretary of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

Business other than nominations of persons for election to the Board of Directors may only be conducted at a special meeting of shareholders if (a) brought before the meeting pursuant to the Corporation’s notice of meeting by or at the direction of the Board of Directors or (b) brought before a special meeting called at the request in writing of shareholders as set forth in Company’s Certificate of Incorporation, by any shareholder of record of the Corporation who (i) was a shareholder of record at the time that the written demand for such meeting was made upon the Corporation and who shall be entitled to vote at such meeting and (ii) who delivers the shareholder’s notice required in Section 4 (along with all information required in Section 4 to be delivered with such notice) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting.

Section 3. Increase in Number of Directors.  Notwithstanding anything in the second sentence of the second paragraph of Section 1 of this Article XIV to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days prior to the Anniversary, a shareholder’s notice required by this Article shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Section 4. Shareholder Proposals Relating to Business Other Than Nominations for and Election of Directors.  Proposals of business to be transacted by the shareholders (other than nominations for and elections of candidates for directors, which is covered by Section 1 of this Article XIV), may be made at an annual meeting of shareholders only (a) pursuant to the Corporation’s notice with respect to such meeting by or at the direction of the Board of Directors, or (b) by any shareholder of record of the Corporation who (1) was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, (2) is entitled to vote at the meeting and (3) has complied with the notice procedures set forth in this Section.

For business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of the foregoing paragraph, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for shareholder action under the Florida Business Corporation Code, (3) if the shareholder, or any Shareholder Associated Person, on whose behalf any such proposal is made, has provided the Corporation with a Proposal Solicitation Notice, as that term is defined in this paragraph, such shareholder or any such Shareholder Associated Person must have, (i) delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, and (ii) included in the materials accompanying such notice to the Corporation, the Proposal Solicitation Notice and any proxy statement and form of proxy utilized or to be utilized by such person and (4) if no Proposal Solicitation Notice relating thereto has been timely provided pursuant to this Section, the shareholder or any such Shareholder Associated Person proposing such business must not have solicited, and must represent that he, she or it will not solicit, a number of proxies sufficient to have required the delivery of such a Proposal Solicitation Notice under this Section.  To be timely, a shareholder’s notice and the required accompanying materials shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the Anniversary of the preceeding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the Anniversary, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  Such shareholder’s notice shall set forth, (a) as to each and every matter of business that the shareholder proposes to bring before the meeting, a brief description of such business and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of such shareholder and any such Shareholder Associated Person, (c) as to the shareholder giving the notice and any such Shareholder Associated Person, on whose behalf the proposal is made, (i) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and any such Shareholder Associated Person, (ii) any Derivative Instrument held or beneficially held by the shareholder and any such Shareholder Associated Person, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (along with a description of all such items described in this subsection (ii) in sufficient detail to explain such items), (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such Shareholder Associated Person has a right to vote shares of any security of the Corporation (along with a description of such proxy, contract, arrangement, understanding or relationship in sufficient detail to explain such voting rights of such securities and the number of securities represented by such proxy, contract, arrangement, understanding or relationship), (iv) any short interest in any security of the Corporation by such shareholder or Shareholder Associated Person, (v) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any such Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any performance related fees (other than an asset earned fee) that such shareholder or Shareholder Associated Person is entitled to based on any increase or decrease of shares of the Corporation, or Derivative Instruments, if any, as of the date of such notice (along with a description of all such items described in this subsection (vi) in sufficient detail to explain such item) and (vii) whether such shareholder or any such Shareholder Associated Person has delivered or intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (the notice described in this sentence, a “Proposal Solicitation Notice ”) and (d) any material interest of the shareholder or any such Shareholder Associated Person in such matter of business.

Section 5. Compliance with Procedures.  Only persons nominated in accordance with the procedures set forth in this Article XIV shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article.  The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed nomination or business shall not be presented for shareholder action at the meeting and shall be disregarded.

Section 6. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to Section 1(b) or 2(b), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1, or if applicable, Section 3, of this Article) to the Secretary of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or shareholder or Shareholder Associated Person, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 7. General.  For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.  For purposes of this Article, a “Shareholder Associated Person” of any shareholder means: (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder; and (c) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Notwithstanding the foregoing provisions of this Article XIV, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article XIV.  Nothing in this Article XIV shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or the rights of any holders of preferred stock if and to the extent required by law, the Articles of Incorporation or these Bylaws.  No references in this Article XIV to the Exchange Act and the rules and/or regulations promulgated thereunder are intended to, and they shall not, limit the requirements of this Article XIV applicable to nominations or proposals as to any other business to be considered pursuant to this Article XIV, regardless of the shareholder’s intent to utilize Rule 14a-8 under the Exchange Act or other federal laws or rules.

ARTICLE XV

Control Share Acquisition

In accordance with Section 607.0902(5) of the Florida Business Corporation Act, section 607.0902 of the Florida Business Corporation Act shall not apply to control-share acquisitions of shares of the capital stock of the corporation.

ARTICLE XVI

Emergency Bylaws

               Section 1. Scope of Emergency Bylaws. The emergency Bylaws provided in this Article XVI shall be operative during any emergency, notwithstanding any different provision set forth in the preceding articles of these Bylaws or in the Company’s Articles of Incorporation. For purposes of the emergency Bylaw provisions of this Article, an emergency shall exist if a quorum of the corporation’s directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this Article, the provisions contained elsewhere in these Bylaws shall remain in effect during such emergency.  Upon termination of the emergency, these emergency Bylaws shall cease to be operative.

Section 2. Call and Notice of Meeting. During any emergency, a meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the date, time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given as far in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

Section 3. Quorum and Voting. At any such meeting of the Board of Directors, a quorum shall consist of any one or more directors, and the act of the majority of the directors present at such meeting shall be the act of the corporation.  For purpose of this Section, the term “director” shall include any Temporary Director as defined in Section 4, including the President or his successor as specified in Section 4(b).

Section 4. Appointment of Temporary Directors.

During the course of an emergency, “Temporary Directors” may be appointed as follows:

(a)
If no directors are available to call or attend a meeting of directors during an emergency, the President or his successor shall be deemed a Temporary Director of the corporation, and such President or his successor, as the case may be, shall have the right to appoint additional Temporary Directors to serve with him on the Board of Directors of the corporation during the term of the emergency.

(b)
The director or directors who are able to be assembled at a meeting of directors during an emergency may appoint, if such directors deem it necessary or desirable, one or more Temporary Directors to serve as directors of the corporation during the term of any emergency.

(c)
Temporary Directors shall have all of the rights, duties and obligations of directors appointed pursuant to Article III of these Bylaws; provided, however, that a Temporary Director may be removed from the Board of Directors at any time by the person or persons responsible for appointing such Temporary Director, or by vote of the majority of the shareholders present at any meeting of the shareholders during an emergency; and provided further, that in any event, the Temporary Director shall automatically be deemed to have resigned from the Board of Directors upon the termination of the emergency in connection with which the Temporary Director was appointed.

Section 5. Change of Principal Office. The Board of Directors may, either before or during any such emergency, and effective during such emergency, change the principal office of the corporation or designate several alternative head offices or regional offices, or authorize the officers of the corporation to do so.

Section 6. Limitation of Liability. No officer, director or employee acting in accordance with these emergency bylaws during an emergency shall be liable except for willful misconduct.

Section 7. Repeal and Change. These emergency bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 6 above with regard to actions taken prior to the time of such repeal or change. Any amendment of these emergency bylaws may make any further or different provision that may be practical or necessary under the circumstances of the emergency.